Exhibit 4.2

               NEW BRUNSWICK                          NOUVEAU BRUNSWICK
         BUSINESS CORPORATIONS ACT         LOI SUR LES CORPORATIONS COMMERCIALES

                  FORM 3                                  FORMULE 3
           ARTICLES OF AMENDMENT                   STATUTS DE MODIFICATION
             (SECTION 26,116)                         (ARTICLES 26,116)


1-Name of Corporation-Raison                  2-Corporation No.-Numero de la
sociale de la corporation                     corporation

   TLC Laser Eye Centers Inc.                 601168


3-The articles of the above-mentioned         Les statuts de la corporation
corporation are amended as follows:           mentionnee ici sont
                                              modifies comme suit:

1. The name of the Corporation is changed to :

      TLC Vision Corporation

2. The number (or minimum and maximum number) of directors is changed to :

      a minimum of one (1) and a maximum of (15) as determined as resolution of the board of directors of the Corporation



Date                      Signature                Description of Office-
                                                   Description du bureau

May 7, 2002               /s/ Lloyd D. Fiorini     General Counsel and Secretary

FOR DEPARTMENT USE ONLY        RESERVE A           Filed-Depose
L'USAGE DU MINISTERE
                                                   May 13, 2002